United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2020

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania                                  001-38884                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  

CURRENT REPORT ON FORM 8-K

Item 1.01.Entry into a Material Definitive Agreement.

On August 4, 2020, Franklin Financial Services Corporation (the “Company”) entered into Subordinated Note Purchase Agreements (the “Purchase Agreements”) with certain institutional accredited investors and institutional and qualified buyers (the “Purchasers”) pursuant to which the Company sold and issued $15.0 million in aggregate principal amount of its 5.00% fixed to floating rate subordinated notes due 2030 (the “2030 Notes”) and $5.0 million in aggregate principal amount of its 5.25% fixed to floating rate subordinated notes due 2035 (the “2035 Notes” together with the 2030 Notes, the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Company intends to use the net proceeds it received from the sale of the Notes to support organic growth and for general corporate purposes. The Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The 2030 Notes have a stated maturity of September 1, 2030, are redeemable by the Company at its option, in whole or in part, on or after August 4, 2025, and at any time upon the occurrences of certain events. Prior to August 4, 2025, the Company may redeem the 2030 Notes, in whole or in part, only under certain limited circumstances set forth in the 2030 Note. On or after August 4, 2025, the Company may redeem the 2030 Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed, together with any accrued and unpaid interest on the 2030 Notes being redeemed to but excluding the date of redemption. The 2030 Notes are not subject to redemption at the option of the holder.

The 2030 Notes will bear interest at a fixed rate of 5.00% per year, from and including August 4, 2020 to, but excluding, June 30, 2025 or earlier redemption date. From and including June 30, 2025 to, but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly at a variable rate equal to the then current 90-day average Secured Overnight Financing Rate (“SOFR”) plus 493 basis points. As provided in the 2030 Notes, the interest rate on the 2030 Notes during the applicable floating rate period may be determined based on a rate other than 90-day average SOFR.

The 2035 Notes have a stated maturity of September 1, 2035, are redeemable by the Company at its option, in whole or in part, on or after August 4, 2030, and at any time upon the occurrences of certain events. Prior to August 4, 2030, the Company may redeem the 2035 Notes, in whole or in part, only under certain limited circumstances set forth in the 2035 Note. On or after September 30, 2030, the Company may redeem the 2035 Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed, together with any accrued and unpaid interest on the 2035 Notes being redeemed to but excluding the date of redemption. The 2035 Notes are not subject to redemption at the option of the holder.

The 2035 Notes will bear interest at a fixed rate of 5.25% per year, from and including August 4, 2020 to, but excluding, June 30, 2030 or earlier redemption date. From and including June 30, 2030 to, but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly at a variable rate equal to the then current 90-day average SOFR plus 492 basis points. As provided in the 2035 Notes, the interest rate on the 2035 Notes during the applicable floating rate period may be determined based on a rate other than 90-day average SOFR.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries.

The forms of the 2030 Note and 2035 Note and the forms of the Purchase Agreements are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreements and the Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

Performance Trust Capital Partners, LLC acted as placement agent for the offering.  Bybel Rutledge LLP served as legal counsel to the Company and Windels Marx Lane & Mittendorf, LLP served as legal counsel to the placement agent.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure.

In connection with the offering of the Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibits 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.Description

4.1Form of 5.00% Fixed to Floating Rate Subordinated Note due September 1, 2030 (included as Exhibit A to the Form of Subordinated Note Purchase Agreement 5.00% Fixed to Floating Rate Subordinated Note due September 1, 2030 filed as Exhibit 10.1 hereto).

4.2Form of 5.25% Fixed to Floating Rate Subordinated Note due September 1, 2035 (included as Exhibit A to the Form of Subordinated Note Purchase Agreement 5.25% Fixed to Floating Rate Subordinated Note due September 1, 2035 filed as Exhibit 10.2 hereto).

10.1Form of Subordinated Note Purchase Agreement 5.00% Fixed to Floating Rate Subordinated Note due September 1, 2030, dated August 4, 2020, by and among Franklin Financial Services Corporation and the Purchasers.

10.2Form of Subordinated Note Purchase Agreement 5.25% Fixed to Floating Rate Subordinated Note due September 1, 2035, dated August 4, 2020, by and among Franklin Financial Services Corporation and the Purchasers.

99.1Investor Presentation of Franklin Financial Services Corporation.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry

President and Chief Executive Officer

Dated: August 4, 2020

EXHIBIT INDEX

Exhibit Number Description

4.1Form of 5.00% Fixed to Floating Rate Subordinated Note due September 1, 2030,  (included as Exhibit A to the Form of Subordinated Note Purchase Agreement 5.00% Fixed to Floating Rate Subordinated Note due September 1, 2030 files as Exhibit 10.1 hereto).

4.2Form of 5.25% Fixed to Floating Rate Subordinated Note due September 1, 2035, (included as Exhibit A to the Form of Subordinated Note Purchase Agreement 5.25% Fixed to Floating Rate Subordinated Note due September 1, 2035 files as Exhibit 10.2 hereto).

10.1Form of Subordinated Note Purchase Agreement 5.00% Fixed to Floating Rate Subordinated Note due September 1, 2030, dated August 4, 2020 of Franklin Financial Services Corporation and the Purchasers.

10.2Form of Subordinated Note Purchase Agreement 5.25% Fixed to Floating Rate Subordinated Note due September 1, 2035, dated August 4, 2020 of Franklin Financial Services Corporation and the Purchasers.

99.1Investor Presentation of Franklin Financial Services Corporation.